Exhibit 15.1

November 7, 2008

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated November 7, 2008 on our review of interim financial information of NSTAR Electric for the three-month and nine-month periods ended September 30, 2008 and 2007 and included in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2008 is incorporated by reference in its Registration Statement on Form S-3

(No. 333-143071).

Very truly yours,

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP